Exhibit 1.1

OLIN CORPORATION

5.000% Senior Notes Due 2030

UNDERWRITING AGREEMENT

January 16, 2018

Citigroup Global Markets Inc.

As Representative of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Olin Corporation, a Virginia corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representative (the “Representative”) $550,000,000 principal amount of its 5.000% Senior Notes due 2030 (the “Offered Securities”). The Offered Securities will be issued pursuant to an indenture, dated as of August 19, 2009 (the “Base Indenture”). Certain terms of the Offered Securities will be established pursuant to a fifth supplemental indenture (the “Fifth Supplemental Indenture”) to the Base Indenture (together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (the “Trustee”).

Section 1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(i) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-216461), including a prospectus, relating to the registration of various securities, including the Offered Securities, to be sold from time to time by the Company. The registration statement as amended to the date of this Underwriting Agreement (the “Agreement”), that has been filed under the Securities Act of 1933, as amended (the “Securities Act”), including any information incorporated by reference therein and the information, if any, deemed pursuant to Rule 430B or 430C under the Securities Act to be part of the registration statement is hereinafter referred to as the “Registration Statement”; the prospectus included therein as of the date of the initial filing of the Registration Statement, as amended, including any prospectus furnished to you by the Company and attached to or used with the Preliminary Prospectus Supplement or the Prospectus Supplement (each as defined below) is hereinafter referred to as the “Base Prospectus”. The Base Prospectus, as supplemented by the prospectus supplement filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act before the second business day after the date hereof (or such earlier time as may be required under the Securities Act) (the “Prospectus Supplement”), relating to the Offered Securities, in the form furnished to you for use in connection with the offering of the Offered Securities is hereinafter referred to as the “Prospectus”. As filed, such Prospectus Supplement shall contain all information required by the Securities Act and the rules thereunder, and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representative prior to the Applicable Time (as defined below) or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any preliminary prospectus) as the Company has advised the Representative, prior to the Applicable Time, will be included or made therein. If, prior to the execution and delivery of this Agreement, the Company has filed an abbreviated registration statement on Form S-3 to register additional Offered Securities pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference to the term Registration Statement, the Base Prospectus, any preliminary form of prospectus previously filed with the Commission pursuant to Rule 424 of the Securities Act or the Prospectus shall include the documents incorporated therein by reference. The terms “supplement” and “amendment” or “amend” as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference in the Prospectus. (a) At the time of initial filing of the Registration Statement, (b) at the time of the most recent amendment or supplement thereto for the purposes of complying with Section 10(a)(3) of the Securities Act and (c) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405. The Registration Statement, except the Rule 462 Registration Statement, if any, is an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act that initially became effective not earlier than three years prior to the date hereof and, if applicable, any Rule 462 Registration Statement (x) has been filed with the Commission and, if so filed, has become effective upon filing pursuant to Rule 462(b) under the Securities Act or (y) is proposed to be filed with the Commission and, when so filed, will become effective upon filing pursuant to Rule 462(b) under the Securities Act; no notice of objection of the Commission to the use of the automatic shelf registration form pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending before or, to the knowledge of the Company, threatened by the Commission.

(ii) (a) Each document, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus or preliminary form of such Prospectus complied or will comply, in each case as of the date when so filed, in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (b) the Registration Statement as of the date it initially became effective, did not contain and at the time of each amendment or supplement thereto, as amended or supplemented, did not and will not, (x) as of the date it was so amended or supplemented,

(y) as of the Effective Time (as defined below) and (z) as of the Closing Date (as defined below), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (c) the Registration Statement and the Prospectus, as amended or supplemented, as of the date it initially became effective, complied and (x) at the time of each amendment or supplement thereto, (y) as of the Effective Time and (z) as of the Closing Date, complied and will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (d) the Prospectus, as amended or supplemented, (x) as of the date thereof, (y) at the time of filing the Prospectus pursuant to Rule 424 and (z) on the Closing Date, does not contain and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended, of the Trustee or statements or omissions in the Registration Statement or the Prospectus or any other amendment thereof or supplement thereto based upon information in the Prospectus relating to the Underwriters furnished to the Company in writing by or on behalf of the Underwriters expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 8(ii) hereof. The “Effective Time” of the Registration Statement relating to the Offered Securities shall mean the time of the first contract of sale for the Offered Securities.

(iii) (a) Each “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act (an “Issuer Free Writing Prospectus”), filed or to be filed pursuant to the Securities Act (to the extent required thereby) complied or will comply, in each case as of the date thereof, in all material respects with the Securities Act, (b) as of the Applicable Time, the Issuer Free Writing Prospectus intended for general distribution to prospective investors, as specified in Schedule III hereto (a “General Use Issuer Free Writing Prospectus”), issued at or prior to the date hereof, and the preliminary prospectus supplement dated as of January 16, 2018 (the “Preliminary Prospectus Supplement”) including the accompanying Base Prospectus, all considered together (collectively, the “General Disclosure Package”) and each electronic road show related to the Offered Securities, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (c) as of the Applicable Time, each Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in any Issuer Free Writing Prospectus or preliminary prospectus supplement including the Base Prospectus based upon information relating to the Underwriters furnished to the Company in writing by or on behalf of the Underwriters expressly for the use therein; it being understood and agreed that the only such information is that described as such in Section 8(ii) hereof. The “Applicable Time” shall mean 4:15 p.m. (New York time) on the date of this Agreement.

(iv) The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representative (such consent not to be unreasonably withheld or delayed), it will not make, any offer relating to the Offered Securities that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to (or deemed consented to) by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(v) Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, and except as set forth in the General Disclosure Package and the Prospectus, neither the Company nor any of its Significant Subsidiaries (as defined below) has incurred any material liabilities or obligations, direct or contingent or entered into any material transactions not in the ordinary course of business, and there has not been any material adverse change in the consolidated financial position, business, properties or results of operations of the Company and its subsidiaries taken as a whole.

(vi) (a) At the earliest time after the filing of the Registration Statement relating to the Offered Securities that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) and (b) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (b)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an “ineligible issuer”.

(vii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia and has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be in good standing would not result in a material adverse effect on the consolidated financial position, business, properties or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(viii) Each subsidiary of the Company (any such subsidiary being identified on Schedule II hereto) which constituted a “significant subsidiary” within the meaning of Regulation S-X as of the end of the most recently completed fiscal year (each, a “Significant Subsidiary”) has been duly incorporated or otherwise organized and is validly existing as a corporation or similar entity in good standing under the laws of the jurisdiction of its incorporation or organization, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation or similar entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each such Significant Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through wholly owned subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim; none of the outstanding shares of capital stock of any such Significant Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Significant Subsidiary.

(ix) This Agreement has been duly authorized, executed and delivered by the Company.

(x) The Offered Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and issued and delivered to the Underwriters against payment thereof as provided in this Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture and enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights from time to time in effect and to general equity principles, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law; the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights from time to time in effect and to general equity principles, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law; and the Offered Securities and the Indenture will conform in all material respects to the descriptions thereof in the General Disclosure Package and Prospectus; and, except as described in the General Disclosure Package and Prospectus, the shareholders of the Company have no preemptive rights with respect to the Offered Securities.

(xi) Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or bylaws. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and in the General Disclosure Package and the Prospectus and compliance by the Company with its obligations hereunder and under the Indenture have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary pursuant to any agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound, (b) result in any violation by the Company or any of its Significant Subsidiaries of the provisions of the charter or bylaws of the Company or any Significant Subsidiary or (c) result in any violation by the Company or any of its Significant Subsidiaries of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality, regulatory body, administrative agency, arbitrator or court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary or any of their assets, properties or operations, except in the case of clauses (a) and (c), where such conflict, breach, default, violation, termination, modification, acceleration, lien, charge or encumbrance would not result in a Material Adverse Effect.

(xii) No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained and made under the Securities Act and such as may be required by the securities laws of the various states or from the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offer and sale of the Offered Securities.

(xiii) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed.

(xiv) The Company is not, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(xv) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Offered Securities registered pursuant to the Registration Statement.

(xvi) Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and each Significant Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management’s general or specific authorization; (d) the recorded accountability for its assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (e) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company is not aware, after due inquiry, of any material weaknesses in the Company’s internal controls over financial reporting.

(xvii) (a) The Company and each Significant Subsidiary has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act); (b) such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; (c) the Company has disclosed, based on the most recent evaluation of its Chief Executive Officer and its Chief Financial Officer, prior to the date hereof, to the Company’s auditors and the Audit Committee of the Board of Directors: (x) any significant deficiencies in the design or operation of internal controls that are reasonably expected to materially adversely affect the Company’s ability to record, process, summarize, and report financial data and (y) any fraud that involves management or other employees who have a significant role in the Company’s internal controls; (d) any material weaknesses in internal controls have been identified for the Company’s auditors and (e) since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses, except, in the case of clauses (a), (b) and (e), as set forth in the Registration Statement, the Disclosure Package and the Prospectus.

(xviii) The Company and, to the Company’s knowledge, any of the officers and directors of the Company, in their capacities as such, are in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(xix) The historical financial statements of the Company, including any amendment thereto, and the notes thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position and results of operations of the Company and its subsidiaries at the respective dates and for the respective periods indicated. Such financial statements comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Exchange Act and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented (except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus). The other historical financial and statistical information and data of the Company included in the Registration Statement, the Disclosure Package and the Prospectus are accurately presented in all material respects and prepared on a basis consistent with the financial statements and the books and records of the Company and its subsidiaries.

(xx) (a) KPMG LLP, who have expressed their opinion with respect to the financial statements of the Company (which term as used in this Agreement includes the related notes thereto) included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, are independent registered public accountants with respect to the Company as required by the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder and the rules of the Public Company Accounting Oversight Board (United States) and (b) Deloitte & Touche LLP, who have expressed their opinion with respect to the financial statements of the Dow Chlorine Products Business (the “DCP Business”) included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, are independent registered public accountants with respect to the DCP Business as required by the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder and the rules of the Public Company Accounting Oversight Board (United States). Except as described in the section entitled “Underwriting” in the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or, to the Company’s knowledge, any Significant Subsidiary and any other person other than the Underwriters that would give rise to a valid claim against the Company, any subsidiary or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Offered Securities.

(xxi) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and each Significant Subsidiary (a) is in compliance with, and is not subject to costs or liabilities under, laws, regulations, rules of common law, orders and decrees, as in effect as of the date hereof, and any present judgments and injunctions issued or promulgated thereunder, relating to pollution or protection of public and employee health and safety, emissions, discharges, releases or threatened releases of hazardous or toxic substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), pollutants or contaminants applicable to it or its business or operations or ownership or use of its property (including, but not limited to, the (x) manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (y) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom) (“Environmental Laws”), other than noncompliance or such costs or liabilities that, individually or in the aggregate, would not have a Material Adverse Effect, and (b) possesses all permits, licenses or other approvals required under applicable Environmental Laws, except where the failure to possess any such permit, license or other approval would not have, either individually or in the aggregate, a Material Adverse Effect. All currently pending and, to the knowledge of the Company, threatened proceedings, notices of violation, demands, notices of potential responsibility or liability, suits and existing environmental conditions by any governmental authority which would result in a Material Adverse Effect are described fairly in all material respects in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxii) Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and each Significant Subsidiary owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the “Intellectual Property”) reasonably necessary to conduct the businesses operated by it as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to own, possess or have the right to employ such Intellectual Property would not have a Material Adverse Effect. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Company or any Significant Subsidiary has received any written notice of infringement of or conflict with (and none of them knows of any such infringement or a conflict with) asserted rights of others with respect to any of the foregoing that, if such assertion of infringement or conflict were sustained, could have a Material Adverse Effect. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the continued use of the Intellectual Property in connection with the business and operations of the Company and the Significant Subsidiaries does not, to the Company’s knowledge, infringe on the Intellectual Property rights of any person, except for such infringement as would not have a Material Adverse Effect.

(xxiii) All material tax returns required to be filed by the Company and each Significant Subsidiary have been filed in all jurisdictions where such returns are required to be filed, except where valid extensions have been obtained; and all taxes, including withholding, value added and franchise taxes, penalties and interest, assessments, fees and other charges that are due and payable have been paid (or, with respect to those based on good faith estimates, have been paid to the extent of such estimates), other than those being contested in good faith and for which reserves have been provided in accordance with generally accepted accounting principles or those currently payable without penalty or interest and except where the failure to make such required filings or payments would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, there are no material proposed additional tax assessments against any of the Company and the Significant Subsidiaries or their assets or property.

(xxiv) None of the Company or, to the Company’s knowledge, any Significant Subsidiary, has incurred or reasonably expects to incur any liability for any prohibited transaction (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)) or any failure to meet the minimum funding standard (within the meaning of Section 412 of the Code) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any Significant Subsidiary makes or ever has made a contribution and in which any employee of the Company or any Significant Subsidiary is or has ever been a participant. With respect to such plans, the Company and each Significant Subsidiary are, to the Company’s knowledge, in compliance in all material respects with all applicable provisions of ERISA.

(xxv) No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, except as would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxvi) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(xxvii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) in all material respects and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxviii) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Crimea, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”).

(xxix) Neither the issuance, sale and delivery of the Offered Securities nor the application of the proceeds thereof by the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(xxx) The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered Securities.

Section 2.

(a) Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, the principal amount of Offered Securities set forth opposite the name of such Underwriter in Schedule I hereto at a purchase price of 98.75% of the principal amount thereof, plus accrued interest, if any, from January 19, 2018 to the Closing Date (the “Purchase Price”).

It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

(b) The Company hereby confirms its engagement of Deutsche Bank Securities Inc. as, and Deutsche Bank Securities Inc. hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of Rule 5121 of the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to the offering and sale of the Offered Securities. Deutsche Bank Securities Inc., solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “Independent Underwriter.” No compensation will be paid to the Independent Underwriter for its services as such.

Section 3. Delivery and Payment. Delivery of and payment for the Offered Securities shall be made at 10:00 A.M., New York City time in immediately available funds, on January 19, 2018, or such later date (not later than five business days after such specified date) as the Representative and the Company shall mutually agree, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Offered Securities being herein called the “Closing Date”). The Offered Securities shall be registered in such names and issued in such denominations as you shall request no later than one full business day prior to the Closing Date. The Offered Securities shall be made available to you for inspection not later than 10:00 A.M., New York City time, on the business day next preceding the Closing Date. The Offered Securities shall be delivered to you on the Closing Date for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by wire transfer in immediately available funds to the account specified by the Company to the Underwriters (which account shall be specified no later than noon on the business day prior to the Closing Date) at the office of counsel to the Underwriters, or such other place mutually acceptable to the Representative and the Company.

Section 4. Agreements. The Company agrees with the several Underwriters that:

(i) Prior to the termination of the offering of the Offered Securities, the Company will not use or file any Issuer Free Writing Prospectus nor file any amendment to the Registration Statement or supplement (including the Prospectus Supplement) to the Base Prospectus unless the Company has furnished the Representative a copy for the Representative’s review prior to such use or filing and will not file any such proposed amendment or supplement to which the Representative reasonably objects. Subject to the foregoing sentence the Company will cause the Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424. The Company will promptly advise the Representative (a) when the Prospectus shall have been filed with the Commission pursuant to Rule 424, (b) when, prior to the termination of the offering of the Offered Securities, any amendment to the Registration Statement shall have been filed or become effective, (c) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Prospectus or for any additional information, (d) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act, (e) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act and (f) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any preliminary prospectus supplement or the Prospectus or suspending any such qualification of the Offered Securities and, if any such order is issued, to obtain as soon as possible the withdrawal thereof, or, subject to the first sentence of this paragraph (i) of this Section 4, will file an amendment to the Registration Statement or will file a new registration statement and use its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(ii) If, at any time prior to the Closing Date, any event occurs as a result of which the General Disclosure Package as then amended or supplemented would include any untrue statements of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or if it shall be necessary to amend or supplement the General Disclosure Package to comply with the Securities Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission (to the extent required), subject to the first sentence of paragraph (i) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance.

(iii) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Securities Act (including by way of Rule 172 under the Securities Act or any other similar rule), any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statements of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or if it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (i) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance.

(iv) As soon as practicable, the Company will make generally available to its securityholders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(v) The Company will furnish to the Representative and counsel for the Underwriters, without charge, a copy of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act, as many copies of any preliminary prospectus or related preliminary prospectus supplement, the Prospectus and any amendments thereof and supplement thereto and each Issuer Free Writing Prospectus (if applicable) as the Representative may reasonably request. The Company will pay the expenses of printing related to the offering.

(vi) The Company will use its reasonable efforts to qualify the Offered Securities for sale under the laws of such jurisdictions as the Representative may reasonably designate in writing to the Company not later than the Closing Date, and will maintain such qualifications in effect so long as required for the distribution of the Offered Securities; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or as a dealer in securities or to execute or file any consent to service of process in any jurisdiction or subject itself to taxation in any jurisdiction if it is not otherwise so subject.

(vii) Until the 30th day following the Closing Date, the Company will not, without the consent of Citigroup Global Markets Inc., such consent not to be unreasonably withheld or delayed, offer, sell or contract to sell, or publicly announce an intention to effect any such offer, sale or contract to sell, the offering of, any debt securities covered by the Registration Statement or any other registration statement filed under the Securities Act or any other debt securities issued by the Company.

(viii) The Company will not directly or indirectly use the proceeds of the sale of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country, (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, or (iv) in any other manner in contradiction with the description in the Registration Statement, the General Disclosure Package and the Prospectus.

(ix) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(x) The Company shall use commercially reasonable efforts to obtain the approval of DTC to permit the Offered Securities to be eligible for “book-entry” transfer and settlement through the facilities of DTC, and agrees to comply with all of its agreements set forth in the representation letters of the Company to DTC relating to the approval of the Offered Securities by DTC for “book-entry” transfer.

(xi) The Company will use the net proceeds received by it from the sale of the Offered Securities in the manner specified in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”.

(xii) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus Supplement, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging, including any form of electronic distribution) of such copies of the Registration Statement, each Preliminary Prospectus Supplement, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Offered Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Offered Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Offered Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Offered Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Offered Securities on the New York Stock Exchange; (vi) any registration or qualification of the Offered Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification not to exceed $10,000); (vii) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Securities by DTC for “book-entry” transfer, and fees and expenses incidental to the performance by the Company of its other obligations under this Agreement; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Offered Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by FINRA of the terms of the sale of the Offered Securities; (xi) the fees and expenses of the Independent Underwriter and (xii) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

Section 5. Agreements of the Underwriters.

(i) Each Underwriter represents and agrees with the Company that, unless it has obtained the prior consent of the Company, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus”, as defined in Rule 405 under the Securities Act, required to be filed with the Commission.

(ii) The Company consents to the use by any Underwriter of a free writing prospectus that (1) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in or is subsequently included in the Prospectus, including by means of a pricing term sheet in the form of Schedule III hereto, or (2) does not contain any “Issuer information” (as such term is defined in Rule 433(h) of the Securities Act) and (y) the Company will not be liable in any such case to the extent that any such liability arises out of, or is based upon any inaccuracy in such free writing prospectus referred to in clause (1) or (2) of this paragraph resulting from an inaccuracy in the Registration Statement, the Prospectus or the General Disclosure Package of the written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement, the Prospectus or the General Disclosure Package, as applicable, as set forth in Section 8(ii) of this Agreement.

Section 6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Offered Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof and the Closing Date, to the accuracy of the statements of the Company made in certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(i) The Prospectus, and any related supplement, shall have been filed in the manner and within the time period required by Rule 424; each Issuer Free Writing Prospectus shall have been filed (to the extent required) in the manner and within the time period required by Rule 433; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Securities Act shall have been instituted or, to the knowledge of the Company, threatened.

(ii) The Company shall have furnished to the Representative the opinion of S. Christian Mullgardt, Vice President, Deputy General Counsel and Assistant Secretary of the Company, dated the Closing Date, to the effect that:

(a) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia with corporate power to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus;

(b) the Company is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, which requires such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

(c) each subsidiary of the Company (any such subsidiary being identified in such opinion) which constituted a “significant subsidiary” within the meaning of Regulation S-X as of the end of the most recently completed fiscal year (each, a “Significant Subsidiary”) has been duly incorporated or otherwise organized and is validly existing as a corporation or similar entity under the laws of its jurisdiction of incorporation or organization with corporate power to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation or similar entity for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified and in good standing would not have a Material Adverse Effect;

(d) the execution and delivery of the Indenture and the issuance of the Offered Securities and the performance by the Company of its obligations under this Agreement, and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument material to the Company and its subsidiaries, taken as a whole and known to such counsel, or, to the knowledge of such counsel, any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its Significant Subsidiaries or any of their respective properties;

(e) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Significant Subsidiaries, which alone or in the aggregate is material to the Company and its subsidiaries taken as a whole which is not adequately disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. To the knowledge of such counsel, there are no agreements, contracts, indentures, leases or other instruments to which the Company or any of the Significant Subsidiaries is a party or to which any of their respective properties or assets is subject that would be required to be described in, or filed as exhibits to, the Registration Statement, the General Disclosure Package and the Prospectus that have not been so described or filed; and the statements included or incorporated in the General Disclosure Package and the Prospectus describing any legal proceedings or material contracts or agreements relating to the Company and its subsidiaries fairly summarize such matters in all material respects; and

(f) the Company is not an “investment company” within the meaning of the Investment Company Act of 1940.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (ii) include any supplements thereto at the Closing Date.

(iii) The Company shall have furnished to the Representative a letter from S. Christian Mullgardt, Vice President, Deputy General Counsel and Assistant Secretary of the Company, dated the Closing Date, to the effect that such counsel has no reason to believe that: (a) on the date hereof the Registration Statement (except for the financial statements and other information of an accounting or financial nature included therein, as to which such counsel does not express any view) was not appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, (b) the Registration Statement, on the date such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (c) that the General Disclosure Package, as of the Applicable Time, or the Prospectus, as of its date or at the Closing Date, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case except for the financial statements and other information of an accounting or financial nature included therein, as to which such counsel does not express any view).

(iv) Hunton & Williams LLP, Virginia counsel to the Company, shall have furnished to the Representative an opinion, dated the Closing Date, to the effect that:

(a) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia with corporate power to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus and to execute and deliver the Indenture and the Fifth Supplemental Indenture and to authorize, create and issue the Offered Securities;

(b) the Base Indenture has been duly authorized, executed and delivered by the Company and the Fifth Supplemental Indenture has been duly authorized, executed and delivered by the Company;

(c) no consent, authorization, order or approval of any Virginia government agency or body, or to such counsel’s knowledge, any court thereof is required on the part of the Company for the execution and delivery of this Agreement or for the issuance and sale of the Offered Securities, the consummation of any other of the transactions contemplated in this Agreement or the execution and delivery of the Base Indenture and Fifth Supplemental Indenture, except such as may be required under the blue sky laws of the Commonwealth of Virginia;

(d) the Offered Securities have been duly authorized, executed and delivered by the Company;

(e) this Agreement has been duly authorized, executed and delivered by the Company;

(f) none of the issue, delivery and sale of the Offered Securities, the consummation of any of the other transactions contemplated in this Agreement, the fulfillment by the Company of the terms of this Agreement or the execution and delivery of the Base Indenture, the Fifth Supplemental Indenture or the Offered Securities will violate or result in a breach of the Articles of Incorporation or bylaws of the Company or any order, decree or regulation, known to such counsel to be applicable to the Company, of any court, regulatory body, administrative agency or governmental body of the Commonwealth of Virginia; and

(g) the statements in the General Disclosure Package and the Prospectus under the caption “Description of Capital Stock” insofar as such statements purport to constitute summaries of the terms of Virginia statutes, constitute accurate summaries of the terms of such statutes in all material respects.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the Commonwealth of Virginia or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (iv) include any supplements thereto at the Closing Date.

(v) Cravath, Swaine & Moore LLP, special counsel for the Company, shall have furnished to the Representative an opinion, dated the Closing Date, to the effect that:

(a) The Offered Securities conform in all material respects to the description thereof contained in the Prospectus and the General Disclosure Package. The statements made in the Prospectus and the General Disclosure Package under the caption “Material United States Federal Income Tax Considerations,” insofar as they purport to describe the material tax consequences of an investment in the Notes, fairly summarize the matters therein described in all material respects.

(b) Assuming the Fifth Supplemental Indenture has been duly authorized, executed and delivered by the Company and, assuming the Base Indenture has been duly authorized, executed and delivered by the Company, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and, assuming the Offered Securities have been duly authorized, executed and delivered by the Company, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, the Offered Securities will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

(c) No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal or New York State governmental authority is required to be made or obtained by the Company for the consummation of the transactions contemplated by this Agreement, other than (i) those that have been obtained or made under the Securities Act or the Trust

Indenture Act, (ii) those that may be required under the Securities Act in connection with the use of a “free writing prospectus” and (iii) those that may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Offered Securities by the Underwriters.

(d) The Registration Statement became effective under the Securities Act on March 6, 2017, and, assuming prior payment by the Company of the pay-as-you-go registration fee for the offering of the Offered Securities, upon filing of the Prospectus with the Commission the offering of the Offered Securities as contemplated by the Prospectus became registered under the Securities Act; to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.

(e) The issue and sale by the Company of the Offered Securities, the consummation of the other transactions contemplated by this Agreement and the Indenture and the performance by the Company of its obligations under this Agreement and the Indenture do not result in a breach of or constitute a default under the express terms and conditions of any agreement listed on Schedule IV hereto. Such opinion relating to the agreements listed on Schedule IV hereto does not extend to compliance with any financial ratio or any limitation in any contractual restriction expressed as a dollar amount (or an amount expressed in another currency).

(f) This Agreement has been duly executed and delivered by the Company.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (v) include any supplements thereto at the Closing Date.

(vi) The Company shall have furnished to the Representative a letter of Cravath, Swaine & Moore LLP, dated the Closing Date, to the effect that although such counsel has made certain inquiries and investigations in connection with the preparation of the Registration Statement, the General Disclosure Package and the Prospectus, the limitations inherent in the role of outside counsel are such that such counsel cannot and does not assume responsibility for the accuracy or completeness of the statements made in the Registration Statement, the General Disclosure Package and the Prospectus, except insofar as such statements relate to such counsel and except as set forth in paragraph (6)(v)(a) above. Subject to the foregoing, such counsel confirms to the Underwriters, on the basis of the information gained in the course of the performance of the services rendered, that the Registration Statement, at the time it was last amended or deemed to be amended, and the Prospectus, as of its date and the Closing Date, appeared or appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, except that such counsel does not express any view as to the financial statements and other information of an accounting or financial nature included therein and the Statements of Eligibility (Form T-1) included as exhibits to the Registration Statement. Furthermore, subject to the foregoing, such counsel advises the Underwriters that such counsel’s work in connection with this matter did not disclose any information that gave such counsel reason to believe that: (i) the Registration Statement (insofar as relevant to the offering contemplated by the Prospectus), at the time the Registration Statement was last amended or deemed to be amended, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date or at the Closing Date, included or includes, an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the General Disclosure Package, considered together as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that, in each case, such counsel does not express any view as to the financial statements and other information of an accounting or financial nature included therein.

(vii) The Representative shall have received from counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Offered Securities, the Registration Statement, the General Disclosure Package, the Prospectus (together with any, supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(viii) The Company shall have furnished to the Representative a certificate of the Company, signed by the Chairman of the Board, the President or any Vice President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the General Disclosure Package, the Prospectus, any supplement to the Prospectus and this Agreement and that:

(a) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(b) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(c) since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no material adverse change in the consolidated financial position, business, properties or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the General Disclosure Package and the Prospectus;

it being understood and agreed that such certificate shall be deemed a representation and warranty by the Company, as to the matters covered thereby, to each Underwriter.

(ix) At the Closing Date, KPMG LLP, who has audited the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, as then amended and supplemented, shall have furnished to the Underwriters a letter, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information relating to the Company contained in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, as then amended or supplemented, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and stating in effect that:

(a) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply as to form with the applicable accounting requirements of the Securities Act and the Exchange Act and the related rules and regulations adopted by the Commission; and

(b) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement, the Prospectus Supplement and the Prospectus and in Exhibit 12 to the Registration Statement, including the information set forth under the caption “Prospectus Summary—Summary Historical Financial and Other Data” in the Prospectus Supplement and the Prospectus, the information included or incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, the Company’s Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2017, June 30, 2017 and September 30, 2017, and each of the other documents incorporated by reference in the Registration Statement, the Prospectus Supplement and the Prospectus agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

In addition, on the date hereof, such accountants shall have furnished to the Underwriters a letter or letters, dated as of the date hereof, in form and substance satisfactory to the Representative, to the effect set forth above.

(x) At the Closing Date, Deloitte & Touche LLP, who has audited the financial statements of the DCP Business included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, as then amended and supplemented, shall have furnished to the Underwriters a letter, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements relating to the DCP Business contained in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, as then amended or supplemented, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and stating in effect that in their opinion the combined financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply as to form with the applicable accounting requirements of the Securities Act and the Exchange Act and the related rules and regulations adopted by the Commission.

In addition, on the date hereof, such accountants shall have furnished to the Underwriters a letter or letters, dated as of the date hereof, in form and substance satisfactory to the Representative, to the effect set forth above.

(xi) Subsequent to the execution of this Agreement and prior to the Closing Date, there shall not have been any change or any development involving a prospective change, which will result in a material adverse change in the consolidated financial position, business, properties or results of operations of the Company and its subsidiaries, taken as whole, which, in any case referred to above, is, in the judgment of the Representative, so adverse as to make it impractical or inadvisable to enforce contracts of sale for the Offered Securities.

(xii) Subsequent to the execution of this Agreement and prior to the Closing Date, (i) no downgrading shall have occurred in the rating accorded the Offered Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Offered Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of their subsidiaries (other than an announcement with positive implications of a possible upgrading).

(xiii) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

Section 7. Reimbursement of Underwriters’ Expenses. If the sale of the Offered Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally promptly following demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Offered Securities against receipt of a statement in reasonable detail of such expenses.

Section 8. Indemnification and Contribution.

(i) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Offered Securities as originally filed or in any amendment thereof or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) an untrue statement or alleged statement of a material fact contained in the General Disclosure Package, or in any amendment thereof, or supplement thereto, or in the Base Prospectus, any preliminary prospectus or related preliminary prospectus supplement or the Prospectus, or in any amendment thereof, or supplement thereto, or in any Issuer Free Writing Prospectus (including, but not limited to, any electronic roadshow related to the Offered Securities), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and in each case, agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. The Company also agrees to indemnify and hold harmless the Independent Underwriter, its directors and officers and each person, if any, who controls the Independent Underwriter within the meaning of either Section 15 of the Securities Act, or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities incurred as a result of the Independent Underwriter’s participation as a “qualified independent underwriter” within the meaning of NASD Conduct Rule 5121 of FINRA in connection with the offering of the Offered Securities, except for any losses, claims, damages or liabilities resulting from the Independent Underwriter’s, its directors’, officers’ or any such controlling person’s willful misconduct. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(ii) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter (but excluding the proviso clauses thereof), but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the third, sixth, tenth and eleventh paragraphs, the third sentence of the fifth paragraph and the first sentence of the ninth paragraph in the Prospectus under the caption “Underwriting” constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity.

(iii) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (a) will not relieve it from liability under paragraph (i) or (ii) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (b) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (i) or (ii) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (w) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (x) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (y) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (z) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to one local counsel in each jurisdiction) under this provision for all indemnified parties taken together. An indemnifying party shall not be liable for any settlement of any action or claim effected without its consent. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, and does not include any statement as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to paragraph (i) of this Section 8 in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Independent Underwriter in its capacity as a “qualified independent underwriter” and all persons, if any, who control the Independent Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act.

(iv) In the event that the indemnity provided in paragraph (i) or (ii) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters, severally but not jointly, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriters from the offering of the Offered Securities (as among the Underwriters such amount shall be proportionate to such Underwriter’s respective underwriting commitment); provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among the Underwriters relating to the offering of the Offered Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Offered Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally but not jointly shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Underwriters in connection with the statement or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.

Notwithstanding the provisions of this paragraph (iv), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (iv).

Section 9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Offered Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Offered Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Offered Securities set forth opposite the names of all the remaining Underwriters) the Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Offered Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Offered Securities, and if such nondefaulting Underwriters do not purchase all the Offered Securities, this Agreement will terminate without liability to any nondefaulting Underwriters or the Company other than as provided in Section 11. In the event of default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

Section 10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Offered Securities, if prior to such time any of the following shall have occurred: (i) trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or trading generally on the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices of securities shall have been required, on said exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) any outbreak or escalation of hostilities or other national or international calamity or crisis, if the effect of such outbreak, escalation, calamity or crisis would, in the judgment of Citigroup Global Markets Inc., make the offering or delivery of the Offered Securities impracticable.

Section 11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Offered Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

Section 12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or faxed and confirmed to the Representative at c/o Citigroup Global Markets Inc., 388 Greenwich Street, Facsimile: (212) 816-7912, Attention: General Counsel or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 190 Carondelet Plaza, Suite 1530, Clayton, Missouri 63105, Attention of the Secretary.

Section 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons, employees and agents referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

Section 14. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile, email or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 15. Applicable Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement will be governed by and construed in accordance with the laws of the State of New York.

Section 16. Submission to Jurisdiction. The Company and each Underwriter hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and each Underwriter waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company and each Underwriter agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and each Underwriter and may be enforced in any court to the jurisdiction of which the Company or any such Underwriter is subject by a suit upon such judgment.

Section 17. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

Section 18. Waiver of Jury Trial. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 19. No Fiduciary Duty. The Company hereby acknowledges that (i) the purchase and sale of the Offered Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (ii) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (iii) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

Section 20. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

OLIN CORPORATION,

By:	/s/ Stephen C. Curley
Name: Stephen C. Curley
Title: Vice President and Treasurer

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified above.

By: CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Kirkwood Roland
Name: Kirkwood Roland
Title: Managing Director

For itself and the other several

Underwriters named in Schedule I to

the foregoing Agreement.

By: DEUTSCHE BANK SECURITIES INC.

As the Independent Underwriter

By:	/s/ Scott Plieger
Name: Scott Plieger
Title: Managing Director

By:	/s/ Alvin Varughese
Name: Alvin Varughese
Title: Director

SCHEDULE I

Underwriter	Principal Amount of Offered Securities to be Purchased
Citigroup Global Markets Inc.	$137,500,000.00
J.P. Morgan Securities LLC	$82,500,000.00
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$71,500,000.00
Wells Fargo Securities, LLC	$71,500,000.00
PNC Capital Markets LLC	$60,500,000.00
SMBC Nikko Securities America, Inc.	$44,000,000.00
Scotia Capital (USA) LLC	$33,000,000.00
MUFG Securities Americas Inc.	$16,500,000.00
Deutsche Bank Securities Inc.	$16,500,000.00
TD Securities (USA) LLC	$16,500,000.00
TOTAL:	$550,000,000

SCHEDULE II

SIGNIFICANT SUBSIDIARIES OF OLIN CORPORATION

Significant Subsidiary	Shareholders/Members
Blue Cube Holding LLC	Blue Cube Spinco LLC

Blue Cube Holdings C.V.	Blue Cube International Holdings LLC Blue Cube Holding LLC

Blue Cube Intermediate Holding 1 LLC	Blue Cube Holdings C.V.

Blue Cube International Holdings LLC	Blue Cube Spinco LLC

Blue Cube Operations LLC	Blue Cube Holding LLC

Blue Cube Spinco LLC	Olin Corporation

Nedastra International C.V.	Blue Cube Intermediate Holding 2 LLC Blue Cube Intermediate Holding 1 LLC

Olin Sunbelt, Inc.	Olin Corporation

Olin Sunbelt II, Inc.	Olin Corporation

Olin Chlorine 7, LLC	Blue Cube Holding LLC

Sunbelt Chlor Alkali Partnership	Olin Sunbelt, Inc. Olin Sunbelt II, Inc. Olin Corporation

Winchester Ammunition, Inc.	Olin Corporation

SCHEDULE III

[See attached]

SCHEDULE IV

CERTAIN OLIN CORPORATION DEBT AGREEMENTS

1)	Indenture dated as of August 19, 2009 among Olin Corporation and The Bank of New York Mellon Trust Company, N.A., as supplemented by the Second Supplemental Indenture dated as of August 9, 2012, as supplemented by the Third Supplemental Indenture dated as of August 22, 2012, issuing the Company’s 5.50% Senior Notes due 2022, and the Fourth Supplemental Indenture dated as of March 9, 2017, issuing the Company’s 5.125% Senior Notes due 2027.

2)	Indenture dated as of October 5, 2015 between Blue Cube Spinco Inc. and U.S. Bank National Association, as supplemented by the First Supplemental Indenture dated as of October 5, 2015 among Olin Corporation, Blue Cube Spinco Inc. and U.S. Bank National Association, issuing Blue Cube Spinco Inc.’s 9.75% Senior Notes due 2023.

3)	Indenture dated as of October 5, 2015 between Blue Cube Spinco Inc. and U.S. Bank National Association, as supplemented by the First Supplemental Indenture dated as of October 5, 2015 among Olin Corporation, Blue Cube Spinco Inc. and U.S. Bank National Association, issuing Blue Cube Spinco Inc.’s 10.00% Senior Notes due 2025.

4)	Amended and Restated Credit Agreement dated as of October 5, 2015, as amended by the Second Amendment Agreement thereto dated as of March 9, 2017, among Olin Corporation, Blue Cube Spinco Inc., Olin Canada ULC, the lenders thereunder and Wells Fargo Bank, National Association, as administrative agent.

5)	Amended and Restated Credit and Funding Agreement dated as of December 9, 2010, as amended by the First Amendment thereto dated as of December 27, 2010, the Second Amendment thereto dated as of April 27, 2012, the Third Amendment thereto dated as of June 23, 2014, the Fourth Amendment thereto dated as of June 23, 2015, the Fifth Amendment thereto dated as of September 29, 2016 and the Sixth Amendment thereto dated as of March 9, 2017, among Olin Corporation, the lenders and other parties party thereto from time to time and PNC Bank, National Association, as administrative agent.

6)	Receivables Financing Agreement dated as of December 20, 2016, among Olin Corporation, Olin Finance Company, LLC, the persons from time to time party thereto as lenders and as group agents, PNC Bank, National Association, as administrative agent and PNC Capital Markets LLC, as structuring agent.